WRITTEN CONSENT OF THE
SHAREHOLDERS
OF
NEWSMAX INC.

March 24, 2025

The undersigned, constituting the shareholder holding a majority of the issued and outstanding shares of Class A Common Stock (the “Majority-in-Interest”) of Newsmax Inc., a Florida corporation (the “Company”), in lieu of a meeting of the shareholders, does hereby consent to the taking of the following actions and does hereby adopt the following resolutions by written action pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and Article II, Section 13 of the Company’s Bylaws.
1.Approval of 2025 Omnibus Equity Incentive Plan
WHEREAS, on the date hereof, the Board of Directors of the Company (the “Board”) determined that it is in the best interests of the Company and its shareholders that the Newsmax Inc. 2025 Omnibus Equity Incentive Plan, substantially in the form attached hereto as Exhibit A (the “Plan”), be approved and adopted by the Board, and the Board recommended that the shareholders of the Company approve the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby approved, adopted, ratified and confirmed by the undersigned effective as of March 24, 2025.
2.General
RESOLVED, that the directors and officers of the Company be, and each of them hereby is, authorized, directed and empowered to prepare, execute and deliver all such documents and instruments and to take all such actions as such person or persons may deem necessary or advisable or convenient in order to carry out and perform the purposes of these recitals and resolutions; and be it
RESOLVED, FURTHER, that this written consent may be executed in any number of counterparts with the same effect as if all of the shareholders had signed the same document, and all counterparts shall be construed together and shall constitute one written instrument; and be it
RESOLVED, FURTHER, that this written consent may be delivered to the Company by facsimile and, upon such execution and delivery, shall have the same force and effect as an original; and be it
RESOLVED, FURTHER, that this written consent be placed with the minute book of the Company by an officer of the Company.
[Signature Page Follows]

SMRH:4918-7475-5585.3	-1-

IN WITNESS WHEREOF, the Majority-in-Interest hereby executes this Written Consent as of the date first set forth above.

MAJORITY-IN-INTEREST:

Christopher Ruddy Revocable Trust, dated
                            October 12, 2007

                            By: _____________________________
                            Name: Christopher Ruddy
Title: Trustee
[Signature Page to Written Consent of the Shareholders of Newsmax Inc.]

EXHIBIT A
2025 Omnibus Equity Incentive Plan
See attached.

SMRH:4918-7475-5585.3